EXHIBIT 5.1

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE, Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile troutmansanders.com

[                ], 2011

Beazer Homes USA, Inc.

1000 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

Re: Beazer Homes USA, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is delivered in our capacity as counsel to Beazer Homes USA, Inc., a Delaware corporation (the “Company” or “Beazer Homes”), and to the subsidiaries of Beazer Homes named on Schedules I and II hereto (each, a “Guarantor” and collectively, the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Beazer Homes and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance by Beazer Homes of up to $250,000,000 aggregate principal amount of its 9.125% Senior Notes due 2019 (the “New Notes”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the New Notes.

The New Notes and the Guarantees will be issued under an indenture, dated as of April 17, 2002, and a Fourteenth Supplemental Indenture thereto dated as of November 12, 2010 (as so supplemented, the “Indenture”), among Beazer Homes, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The New Notes and Guarantees will be offered by the Company in exchange for $250,000,000 aggregate principal amount of its outstanding 9.125% Senior Notes due 2019 and the related guarantees of those notes.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i) the Registration Statement;

(ii) the Indenture;

(iii) the New Notes;

ATLANTA    CHICAGO    HONG KONG    LONDON    NEW YORK    NEWARK    NORFOLK    ORANGE COUNTY

RALEIGH    RICHMOND    SAN DIEGO    SHANGHAI    TYSONS CORNER    VIRGINIA BEACH    WASHINGTON, DC

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(iv) the Guarantees;

(v) the certificate of incorporation of the Company and the bylaws of the Company as presently in effect as certified by the Secretary of the Company as of the date hereof (collectively, the “Company Charter Documents”);

(vi) the certificate of incorporation or corresponding formation document of each of the Guarantors listed on Schedule I hereto (such Guarantors are hereinafter referred to individually as a “Schedule I Guarantor” and collectively as the “Schedule I Guarantors”) and the bylaws or corresponding governance document of each of the Schedule I Guarantors as presently in effect as certified by the Secretary of each Schedule I Guarantor as of the date hereof;

(vii) a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of the Company under the laws of the State of Delaware;

(viii) certificates of the Secretaries of State (or other applicable governmental authorities) of the state of incorporation or formation as to the incorporation or formation of each of the Schedule I Guarantors under the laws of such entities’ state of incorporation or formation; and

(ix) resolutions adopted by the Company’s and each Schedule I Guarantor’s board of directors (or equivalent governing body), certified by the respective Secretary of the Company and each such Schedule I Guarantor, relating to the execution and delivery of, and the performance by the Company and each of the Schedule I Guarantors of its respective obligations under, the Transaction Documents.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

The New Notes, the Guarantees and the Indenture are referred to herein, individually, as a “Transaction Document” and, collectively, as the “Transaction Documents.”

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization of all agreements, instruments and other documents by all the parties thereto (other than the due authorization of each such agreement, instrument and document by the Company and the Guarantors); (ii) the due execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the due execution and delivery of each such agreement, instrument and document by the Company and the Guarantors); (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to

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us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (vi) the legal capacity of all individuals executing documents; (vii) that the Transaction Documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Company and the Guarantors), enforceable against such parties (other than the Company and the Guarantors) in accordance with their respective terms and that no Transaction Document has been amended or terminated orally or in writing except as has been disclosed to us; and (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and the Guarantors and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

In addition, in rendering the opinions expressed below, we have relied solely (without independent investigation) upon the opinions of the below listed law firms to establish: (i) that each of the Guarantors listed on Schedule II hereto (the “Schedule II Guarantors”) is validly existing under the laws of its respective jurisdiction of incorporation or organization; (ii) that the execution, delivery and performance by each of the Schedule II Guarantors will not violate the certificate or articles of incorporation or certificate of formation or bylaws, operating agreement or partnership agreement, as applicable, of such Schedule II Guarantor; and (iii) that the execution, delivery and performance by each of the Schedule II Guarantors will not violate the laws of the jurisdiction of such Schedule II Guarantor’s organization or other applicable laws. Opinions relied upon in accordance with the foregoing, each of which is attached as an exhibit to the Registration Statement, are the following:

(i) Legal Opinion of Hogan Lovells US LLP, regarding that Guarantor incorporated under the laws of the State of Colorado;

(ii) Legal Opinion of Barnes & Thornburg LLP, regarding those Guarantors organized under the laws of the State of Indiana;

(iii) Legal Opinion of Walsh, Colucci, Lubeley, Emrich & Walsh PC, regarding those Guarantors organized under the laws of the State of Maryland;

(iv) Legal Opinion of Greenbaum, Rowe, Smith & Davis LLP, regarding that Guarantor incorporated under the laws of the State of New Jersey;

(v) Legal Opinion of Tune, Entrekin & White, P.C., regarding that Guarantor incorporated under the laws of the State of Tennessee; and

(vii) Legal Opinion of Holland & Knight LLP, regarding that Guarantor organized under the laws of the State of Florida.

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Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

1. When the New Notes have been duly authenticated by U.S. Bank National Association, in its capacity as Trustee, and duly executed and delivered on behalf of Beazer Homes as contemplated by the Registration Statement, the New Notes will be legally issued and will constitute valid and binding obligations of Beazer Homes enforceable against Beazer Homes in accordance with their terms.

2. When (a) the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly endorsed on the New Notes, the Guarantees will constitute valid and binding obligations of the Schedule I Guarantors enforceable against the Schedule I Guarantors in accordance with their terms.

3. When (a) the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly endorsed on the New Notes, the Guarantees will constitute valid and binding obligations of the Schedule II Guarantors enforceable against the Schedule II Guarantors in accordance with their terms.

Our opinions set forth above are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

We are members of the Bar of the States of Georgia, New York, Virginia and North Carolina and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than laws of the States of Georgia, New York, Virginia and North Carolina and the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act (including, with respect to the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and all applicable provisions of the Delaware Constitution and all reported judicial decisions interpreting such laws).

This opinion has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. This opinion speaks as of the date hereof. We assume no obligation to advise you of any change in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

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We hereby consent to being named as counsel to Beazer Homes and the Guarantors in the Registration Statement, to the references therein to our Firm under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

SCHEDULE I

Beazer/Squires Realty, Inc.

Beazer Homes Sales, Inc.

Beazer Realty Corp.

Beazer Homes Holdings Corp.

Beazer Homes Texas Holdings, Inc.

Beazer Homes Texas, L.P.

Beazer SPE, LLC

Beazer Homes Investments, LLC

Homebuilders Title Services of Virginia, Inc.

Homebuilders Title Services, Inc.

Beazer Allied Companies Holdings, Inc.

Beazer Realty Services, LLC

Beazer Commercial Holdings, LLC

Beazer General Services, Inc.

Beazer Homes Indiana Holdings Corp.

Beazer Realty Los Angeles, Inc.

Beazer Realty Sacramento, Inc.

BH Building Products, LP

BH Procurement Services, LLC

Beazer Mortgage Corporation

Beazer Homes Michigan, LLC

Dove Barrington Development LLC

Elysian Heights Potomia, LLC

SCHEDULE II

Beazer Homes Corp.

April Corporation

Beazer Realty, Inc.

Beazer Clarksburg, LLC

Beazer Homes Indiana LLP

Paragon Title, LLC

Trinity Homes, LLC

Arden Park Ventures, LLC

Clarksburg Arora LLC

Clarksburg Skylark, LLC